FIRST AMENDMENT TO DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the novated Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and among Trust for Professional Managers obo Jensen Quality Mid Cap Fund (fka Jensen Quality Value Fund) and Jensen Global Quality Growth Fund (“Fund Company”), Jensen Investment Management, Inc. (“Adviser”) and Quasar Distributors, LLC (the “Distributor” and together, the “Parties”) is effective as of July 10, 2026.

WHEREAS, the Parties desire to amend the Agreement to reflect an updated address for the Distributor; and,

WHEREAS, the Parties wish to amend Exhibit A of the Agreement to reflect an updated Funds list; and,

WHEREAS, Section 11 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.All references in the Agreement to the address of the Distributor as Three Canal Plaza, Suite 100, Portland, ME 04101 are hereby deleted in their entirety and replaced with 190 Middle Street, Suite 301, Portland, ME 04101.

3.Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

4.Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

5.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Wisconsin.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

Trust for Professional Managers    Quasar Distributors, LLC

By:	/s/ Jennifer Lima	By:	/s/ Teresa Cowan
Name:	Jennifer Lima	Name:	Teresa Cowan
Title:	President	Title:	President
Date:	7/10/2026	Date:	7/10/2026

EXHIBIT A

Fund Names
Separate Series of Trust for Professional Managers Jensen Quality Mid Cap Fund (f/k/a Jensen Quality Value Fund)
Jensen Global Quality Growth Fund